Exhibit 4.3

Form of Right

NUMBER	RIGHTS

GLOBALINK INVESTMENT INC.

INCORPORATED UNDER THE LAWS OF DELAWARE

SEE REVERSE FOR

CERTAIN DEFINITIONS

CUSIP 37892F 117

THIS CERTIFIES THAT, for value received, ______________________is the registered holder of a right or rights (each, a “Right”) to automatically receive one-tenth (1/10) of one share of common stock, $0.001 par value (“Common Stock”), of Globalink Investment Inc. (the “Company”) for each Right evidenced by this Rights Certificate on the Company’s completion of an initial Business Combination (as defined in the Company’s Amended and Restated Certificate of Incorporation) upon surrender of this Right Certificate pursuant to the Rights Agreement between the Company and Continental Stock Transfer & Trust Company, as Rights Agent. In no event will the Company be required to net cash settle any Right.

Upon liquidation of the Company in the event an initial business combination is not consummated during the required period as identified in the Company’s Amended and Restated Certificate of Incorporation, the Right shall expire and be worthless. As more fully described in the prospectus relating to the Company’s initial public offering (“Prospectus”), the holder of a Right shall have no right or interest of any kind in the Company’s trust account established in connection with the Company’s initial public offering.

Upon due presentment for registration of transfer of the Right Certificate at the office or agency of the Rights Agent, a new Right Certificate or Right Certificates of like tenor and evidencing in the aggregate a like number of Rights shall be issued to the transferee in exchange for this Right Certificate, without charge except for any applicable tax or other governmental charge. The Company shall not issue fractional shares upon exchange of Rights. The Company reserves the right to deal with any fractional entitlement at the relevant time in any manner (as provided in the Rights Agreement).

The Company and the Rights Agent may deem and treat the registered holder as the absolute owner of this Right Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any conversion hereof, of any distribution to the registered holder, and for all other purposes, and neither the Company nor the Right Agent shall be affected by any notice to the contrary.

This Right does not entitle the registered holder to any of the rights of a shareholder of the Company.

Dated:

CHAIRMAN	SECRETARY

Continental Stock Transfer & Trust Company, as Rights Agent

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—		Custodian

					(Cust)		(Minor)
TEN ENT	—	as tenants by the entireties

JT TEN	—	as joint tenants with right of survivorship and not as tenants in common			under Uniform Gifts to Minors Act

(State)

Additional Abbreviations may also be used though not in the above list.

GLOBALINK INVESTMENT INC.

The Company will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the rights represented thereby are issued and shall be held subject to all the provisions of the Amended and Restated Certificate of Incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issue of securities (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents.

For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

________________________________________________________________________ rights represented by the within Certificate, and do hereby irrevocably constitute and appoint ____________________________________________________________________________ Attorney to transfer said rights on the books of the within named Company will full power of substitution in the premises.

Dated _____________________

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

As more fully described in the Prospectus, the holder of this certificate shall have no right or interest of any kind in or to the funds held in the Company’s trust account established in connection with the Company’s initial public offering.